UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 7, 2023

TIMKENSTEEL CORPORATION (Exact name of registrant as specified in its charter)

Ohio	1-36313	46-4024951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1835 Dueber Avenue, SW, Canton, OH 44706
(Address of Principal Executive Offices) (Zip Code)

(330) 471-7000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	TMST	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a meeting of the Compensation Committee (the “Committee”) of the TimkenSteel Corporation (the “Company”) Board of Directors held on February 7, 2023, the Committee approved the amendment and restatement of the Company’s annual incentive plan for salaried employees, known as the Annual Performance Award Plan (“APA Plan”), for the primary purpose of reflecting certain changes to the design of metrics and weightings under the APA Plan. The Committee also approved the form of performance-based restricted share unit agreement pursuant to which performance share awards will be granted for the 2023-2025 performance cycle. This description is a summary only and is qualified by the full text of the TimkenSteel Corporation Amended and Restated Annual Performance Award Plan and the form of Performance-Based Restricted Share Unit Agreement, which are incorporated herein by reference and filed as Exhibits 10.1 and 10.2, respectively.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

10.1 TimkenSteel Corporation Amended and Restated Annual Performance Award Plan effective January 1, 2023

10.2 Form of Performance-Based Restricted Share Unit Agreement

104 Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIMKENSTEEL CORPORATION

Date: February 9, 2023	By:	/s/ Kristine C. Syrvalin
Kristine C. Syrvalin
Executive Vice President, General Counsel and Chief Human Resources Officer